Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

The Macerich Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	159,474(1)	—	$31,830,772.53	—	—	S-3	333-240975	August 5, 2020	$1,891.40

	Total Offering Amounts					$31,830,772.53		$(2)

	Total Fees Previously Paid							$(2)

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereafter be offered or issued by The Macerich Company (the “Company”) with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 159,474 unsold shares of common stock originally registered on the Company’s registration statement on Form S-3 that it filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2008 (File No. 333-155742) relating to prospectus supplements filed pursuant to Rule 424(b)(2) on May 22, 2009, August 18, 2009, November 18, 2009 and February 18, 2010. The registration fees with respect to such securities, totaling $1,891.40, were previously paid in connection with the filing of the prospectus supplements relating to such securities and will continue to be applied to such unsold securities. Accordingly, there is no registration fee due in connection with this prospectus supplement for these securities.

The filing fees previously paid in connection with such unsold shares were carried forward pursuant to Rule 415(a)(6) from Registration Statement Nos. 333-155742, 333-176762, 333-198260, 333-219872 and 333-240975.